Exhibit 10.1

Loews Corporation
2025 Incentive Compensation Plan

Loews Corporation
2025 Incentive Compensation Plan
1.    PURPOSES; PRIOR PLAN.
The purposes of this 2025 Incentive Compensation Plan are to attract, motivate and retain employees, non-employee directors and independent contractors of any member of the Company Group who receive Awards. This Plan also is designed to encourage stock ownership by such persons, thereby aligning their interests with those of the Company’s shareholders.
From and after the Effective Date, this Plan replaces the Prior Plan. Awards outstanding under the Prior Plan will remain in full force and effect in accordance with their terms following the Effective Date.
2.    DEFINITIONS AND RULES OF CONSTRUCTION.
For purposes of this Plan, the following terms have the meanings set forth below:
(a)    “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.
(b)    “Award” means an award of Restricted Stock Units, Restricted Stock, Options, SARs, Other Stock-Based Awards or Cash-Based Awards made pursuant to this Plan.
(c)    “Award Terms” means any written agreement, contract or other instrument or document evidencing an Award.
(d)    “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Cash-Based Award” means an Award pursuant to Section 6(b)(iv), payable in cash and other than an Other Stock-Based Award, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.
(g)    “Cause” means, unless otherwise defined in an employment or engagement agreement between a Grantee and any member of the Company Group or in the applicable Award Terms: (i) a Grantee’s conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud, dishonesty or moral turpitude under federal law or the law of the state in which such action occurred, (ii) a

Grantee’s attempted commission of, or participation in, a fraud or theft against any member of the Company Group or any third party engaged by any member of the Company Group, (iii) a Grantee’s engagement in gross misconduct or dishonesty in the course of fulfilling a Grantee’s employment, engagement or directorial duties, (iv) a Grantee’s willful and deliberate failure to perform the Grantee’s employment, engagement or directorial duties in any material respect (other than failure resulting from incapacity due to mental or physical illness or injury or from any permitted leave required by law), (v) a Grantee’s material violation of any contract or agreement between the Grantee and any member of the Company Group or any written policy of any member of the Company Group or (vi) such other events as may be determined in good faith by the Committee. The Committee will have the sole discretion to determine whether Cause exists, and its determination will be final.
(h)    “Change in Control” means:
(i)    any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities, provided, however, that the event described in this paragraph (i) will not be a Change in Control by virtue of the ownership, or acquisition, of the Company’s then-outstanding securities (A) by any member of the Company Group, (B) by any underwriter temporarily holding securities pursuant to an offering of such securities or (C) pursuant to a Non-Qualifying Transaction (as defined below);
(ii)    the following individuals cease for any reason to constitute a majority of the Board: individuals who, immediately following the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or nomination for election to the Board was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors immediately following the Effective Date or whose appointment or nomination for election was previously so approved or recommended;
(iii)    the consummation of a merger, consolidation or similar form of corporate transaction of the Company or any direct or indirect subsidiary of the Company with any other corporation or of a sale or disposition by the Company or all or substantially all of the Company’s assets (each, including a series of integrated transactions, a “Business Combination”), unless immediately following the Business Combination, (A) the individuals who constitute the Board immediately before the Business Combination constitute at least a majority of the board of directors of the entity surviving the Business Combination or the ultimate parent of it, as applicable (the “Surviving Corporation”), (B) no Person is or becomes the Beneficial

Owner, directly or indirectly, of more than 50% of the combined voting power of the Surviving Corporation’s then-outstanding securities and (C) the Beneficial Owners of Stock immediately before the Business Combination own, directly or indirectly, immediately following the Business Combination, more than 50% of the combined voting power of the Surviving Corporation’s then-outstanding securities in substantially the same proportion (each transaction that satisfies all of the criteria described in (A) − (C), a “Non-Qualifying Transaction”); or
(iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
(i)    “Code” means the Internal Revenue Code of 1986.
(j)    “Committee” means the Compensation Committee of the Board, unless the Board otherwise determines. The Compensation Committee will be constituted solely by directors who are (i) “non-employee directors” under Rule 16b-3 of the Exchange Act and (ii) “independent directors” pursuant to New York Stock Exchange requirements, in each case unless the Board otherwise determines.
(k)    “Company” means Loews Corporation.
(l)    “Company Group” means the Company and each of its Subsidiaries and Affiliates.
(m)    “Designated Beneficiary” means the beneficiary or beneficiaries designated by the Grantee on the Company’s stock plan administrator’s platform from time to time.
(n)    “Disability” has the meaning, unless otherwise defined in an employment or engagement agreement between a Grantee and any member of the Company Group or in the applicable Award Terms, set forth in Section 409A.
(o)    “Effective Date” means the date on which this Plan is approved by the shareholders of the Company.
(p)    “Exchange Act” means the Securities Exchange Act of 1934.
(q)    “Fair Market Value” means a price that is based on the opening, closing, actual, high, low or average selling prices of a share of Stock reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee. Unless the Committee determines otherwise or as otherwise set forth in this Plan, Fair Market Value will be equal to the reported closing price of a share of Stock on the trading day prior to the applicable date on the principal stock exchange on which the shares of Stock are then traded or, if no shares of Stock have traded on such exchange on such date, then on the most recent date on which shares of Stock have traded on such stock exchange. In the event shares of Stock are not publicly traded at the time a determination of their value is required to be made, the determination of Fair

Market Value will be made by the Committee in such manner as it deems appropriate.
(r)    “Good Reason” means, unless otherwise defined in an employment or engagement agreement between a Grantee and any member of the Company Group or in the applicable Award Terms: (i) a reduction of 10% or more of the Grantee’s annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive), (ii) a required relocation of the Grantee’s primary work location to a location more than 50 miles from the Grantee’s current primary work location or (iii) a material diminution in the Grantee’s authority, duties or responsibilities; provided, however, that such reduction, required relocation or diminution in clauses (i) through (iii) above will not constitute Good Reason unless the Grantee has notified the Company in writing describing the reduction, required relocation or diminution within 30 business days of its initial occurrence and the Company has failed to cure the reduction, required relocation or diminution within 30 business days after the Company’s receipt of the written notice.
(s)    “Grantee” means any employee, non-employee director or independent contractor of any member of the Company Group who has been granted an Award under this Plan.
(t)    “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(u)    “NQSO” means any Option that is not an ISO.
(v)    “Option” means a right pursuant to Section 6(b)(i) to purchase shares of Stock, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms. An Option may be either an ISO or an NQSO.
(w)    “Other Stock-Based Award” means an Award pursuant to Section 6(b)(iv) that may be denominated or payable in, valued in whole or in part by reference to, and/or otherwise based on or related to, Stock, including unrestricted Stock, deferred stock units and dividend equivalents, each of which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.
(x)    “Performance Goals” means the performance goal(s) established by the Committee in connection with the grant of any Awards, which may be payable based on the level of attainment of criteria determined by the Committee from time to time, and as may be adjusted, modified or amended by the Committee, at any time, retrospectively or prospectively. Any Performance Goals may be measured in absolute terms or relative to historic performance, the performance of other companies or other indices. Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a Grantee and, if they have, will determine the amount payable under the applicable Award.
(y)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.
(z)    “Plan” means this 2025 Incentive Compensation Plan.
(aa)    “Prior Plan” means the Loews Corporation 2016 Incentive Compensation Plan.
(bb)    “Restricted Stock” means an Award pursuant to Section 6(b)(ii), payable in shares of Stock, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.
(cc)    “Restricted Stock Unit” means an Award pursuant to Section 6(b)(iii), providing for the right to receive shares of Stock or cash in an amount measured by reference to the value of Stock, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.
(dd)    “Retirement” means, unless otherwise defined in an employment or engagement agreement between a Grantee and any member of the Company Group or in the applicable Award Terms: a Termination by the Grantee occurring on or after the Grantee attains either (i) age 55 with 10 years of service or (ii) age 60 with five years of service; provided, however, Retirement will not include a Termination by the Company for Cause. For purposes of this definition, service of the Grantee with any corporation or other entity that is the successor of the Company will be deemed service with the Company. Unless otherwise provided in an engagement agreement between a Grantee and any member of the Company Group, a Termination by an independent contractor or a non-employee director will in no event be considered a Retirement.
(ee)    “Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act.
(ff)    “Section 409A” means Section 409A of the Code.
(gg)    “Securities Act” has the meaning set forth in Section 7(i)(iii).
(hh)    “Share Limit” has the meaning set forth in Section 5(a).
(ii)    “Stock” means shares of common stock of the Company, par value $0.01 per share.

(jj)    “Stock Appreciation Right” or “SAR” means an Award pursuant to Section 6(b)(i), payable in cash or Stock, that entitles a Grantee upon exercise to the excess of the Fair Market Value over the base price established in respect of the underlying Stock, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.
(kk)    “Subsidiary” means any entity in which the Company, directly or indirectly, owns stock or other equity interests possessing more than 50% of the combined voting power of all classes of the then outstanding stock or other equity interests.
(ll)    “Taxes” has the meaning set forth in Section 7(e).
(mm)    “Ten Percent Shareholder” means a person owning Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any Subsidiary.
(nn)    “Term” means the period beginning on the date of grant of an Award and ending on the date the Award expires pursuant to this Plan and the applicable Award Terms, as determined in accordance with Section 6(a).
(oo)    “Termination” of a Grantee will be considered to have occurred at the point in time that the Grantee ceases, for any reason, to be an employee, independent contractor or non-employee director of any member of the Company Group, including as a result of the fact that the entity by which such Grantee is employed or engaged or of which such Grantee is a director has ceased to be affiliated with the Company.
(pp)    “Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department.
Whenever used in this Plan or the Award Terms, (i) references to actions or determinations by or authority of the Committee will be to actions or determinations by or authority of the Committee in its discretion; (ii) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation”; (iii) references to a statute, rule or regulation are to the statute, rule or regulation, as amended, modified, supplemented or replaced from time to time, and in all cases include any applicable ruling, court case, interpretive guidance or other requirement established by a governmental authority, agency or stock exchange (and, in the case of statutes, include any rules and regulations promulgated under the statute); (iv) references to any governmental authority include any successor to the governmental authority; (v) references to any entity include any corporation, limited liability company, partnership, association, business trust and similar organization and include any governmental authority, and in all cases include any successor thereto; (vi) applicable law will include any tax law that imposes requirements in order to avoid adverse tax consequences; (vii) references to a contract, agreement or plan are to the contract, agreement or plan as amended, modified, supplemented or replaced from time to time; and (viii) the singular form of a word will be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of this Plan.
3.    ADMINISTRATION.
(a)    This Plan will be administered by the Committee. Any power of the Committee may also be exercised by the Board and in such event, references herein to the Committee will be deemed to refer to the Board. The Committee may also delegate to any person who is not a member of the Committee, or to any administrative group within the Company Group, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.
(b)    The decision of the Committee as to all questions of interpretation and application of this Plan will be final, binding and conclusive on all persons. The Committee will have the authority to administer this Plan and to exercise all the power and authority either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including the authority to grant Awards; to determine the persons to whom and the time(s) at which Awards will be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, period of continued service, Performance Goals and/or other restrictions relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, deferred (either automatically or at the election of the Grantee or of the Committee), canceled, forfeited, accelerated, exchanged and/or surrendered; to make adjustments in the terms and conditions (including periods of continued service and/or Performance Goals) applicable to Awards; to construe and interpret this Plan and any Award; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in the Award Terms; and to make all other determinations deemed necessary or advisable for the administration of this Plan. No Board or Committee member or any person to whom the Committee delegates its powers, responsibilities or duties will be liable for any action or determination made with respect to this Plan or any Award.
(c)    Unless otherwise specified, (i) in the event of conflict between the terms of this Plan and any Award Terms, the Award Terms will control and (ii) in the event of a conflict between this Plan or Award Terms and an employment or engagement agreement between any member of the Company Group and the Grantee, the terms of such employment or engagement agreement will control; provided, however, that, in either case, this Plan will control to the extent amending this Plan to conform to such conflict would require shareholder approval under applicable law or under the rules of any stock exchange on which Stock is then listed.

4.    ELIGIBILITY.
Awards may be granted to employees, non-employee directors and independent contractors of any member of the Company Group; provided, that ISOs will be granted only to employees (including officers and directors who are also employees) of any member of the Company Group.
5.    STOCK SUBJECT TO THIS PLAN.
(a)    Share Limit. Subject to adjustment as provided in this Plan, the maximum number of shares of Stock available for issuance under this Plan (the “Share Limit”) will be the sum of (i) six million (6,000,000) shares plus (ii) the number of shares that are forfeited under the Prior Plan following the Effective Date (including as a result of the termination or expiration prior to the exercise or vesting of any awards under the Prior Plan). Such shares may, in whole or in part, be authorized but unissued shares or shares that will have been or may be reacquired by the Company in the open market, in private transactions and/or otherwise. Any shares of Stock issued in respect of Awards will be counted against the Share Limit as one share for every one share subject to such Award. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to the Award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards. Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of an Option or to satisfy any Taxes with respect to an Award will not again be available for Awards. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards will not be counted against the Share Limit.
(b)    Director Limit. No non-employee director of the Board may receive, in respect of service as a non-employee director, in any fiscal year of the Company, any combination of Awards having an aggregate value, determined as of the grant dates of such Awards, of more than $500,000.
(c)    Adjustments. In the event of any stock dividend, stock split, extraordinary cash dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, the Committee will make adjustments to preserve the benefits or potential benefits of this Plan and outstanding Awards including such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards and/or the total number of Awards issuable, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award and/or (iv) the Performance Goals; provided that, with respect to ISOs, any adjustment will be made in accordance with the provisions of Section 424(h) of the Code, and provided, further, that no adjustment will cause any Award which is or becomes subject to Section 409A to fail to comply with the requirements of such section.
(d)    Substitution Awards. Awards may be granted from time to time in assumption or substitution of either outstanding awards granted by, or the right or obligation to make future awards of, an entity acquired by any member of the Company Group or with which any member of the Company Group combines. The terms and conditions of the assumed or substituted Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award being assumed or substituted. If shares of Stock are issued under this Plan with respect to an Award granted under this Section, they will not count against the Share Limit.
6.    SPECIFIC TERMS OF AWARDS.
(a)    General. The Term of each Award will be for such period as may be determined by the Committee, but not more than 10 years. Subject to the terms of this Plan and any applicable Award Terms, payments to be made by the Company upon the grant, vesting or exercise of an Award may be made in such forms as the Committee will determine at the date of grant or thereafter, including cash, Stock and/or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A, on a deferred basis.
(b)    Awards. The Committee is authorized to grant Options, SARs, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash-Based Awards.
(i)    Options and SARs. The Committee may grant Awards of Options or SARs, alone or in tandem with other Awards, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.
(A)    At the time of grant, the Award Terms evidencing the grant of an Option under this Plan will set forth (i) whether all or a part of the Option granted to an employee will be an ISO and (ii) the number of shares subject to such ISO; provided, that, (x) the aggregate Fair Market Value with respect to which ISOs are exercisable for the first time by an eligible employee during any fiscal year may not exceed $100,000 and (y) no ISO (other than an ISO that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an ISO under the Code.
(B)    The exercise or base price per share of Stock underlying an Option or SAR will be determined by the Committee, but in no event will the exercise or base price per share of Stock underlying an Option or SAR be less than the Fair Market Value as of the date of grant of such Option or SAR (or, in the case of an ISO granted to a Ten Percent Shareholder, 110% of the Fair Market Value).
(C)    The purchase price of Stock as to which an Option is exercised will, subject to applicable law, be paid by a “net exercise” method where the Company will withhold from the delivery of shares of Stock for which the Option was exercised the number of shares of Stock having a Fair Market Value equal to the aggregate exercise price for the exercise of the Option. Notwithstanding the foregoing, subject to the approval of the Committee (which may be evidenced by the Award Terms), Grantees may elect to (i) pay the exercise price in cash and/or Stock or (ii) irrevocably authorize a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price; provided that such method will not cause adverse accounting consequences for the Company.
(D)    Options and SARs will be exercisable over the Term, which will not exceed 10 years from the date of grant (or in the case of an ISO granted to a Ten Percent Shareholder, five years), at such times and upon such conditions as the Committee may determine, as reflected in the applicable Award Terms. An Option or SAR may be exercised to the extent of any or all full shares of Stock as to which the Option or SAR has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.
(E)    Upon the Termination of a Grantee, the Options or SARs granted to the Grantee, to the extent that they are exercisable at the time of such Termination, will remain exercisable for the period as may be provided in the applicable Award Terms, but in no event following the expiration of their respective Terms. Upon the Termination of a Grantee, any unexercisable Options or SARs will be forfeited, unless otherwise provided in the applicable Award Terms.
(F)    No dividends or dividend equivalents will be granted in connection with a grant of Options or SARs.
(G)    Notwithstanding any other provision of this Plan (other than this Section), on the last trading day on which all or a portion of an outstanding Option and/or SAR may be exercised, if as of the close of trading on such day the Fair Market Value (determined for this purpose as the reported closing price of a share of Stock on such day) exceeds the per share exercise price of the Option and/or SAR by at least $0.50, the Grantee will be deemed to have automatically exercised such Option and/or SAR (to the extent it has not previously been exercised or forfeited) as of the close of trading in accordance with the provisions of this Section. This Section will not apply to any Option and/or SAR to the extent that the Committee determines that this Section causes the Option and/or SAR to fail to qualify for favorable tax treatment under applicable law. The Company may determine to cease automatically exercising Options and/or SARs at any time.
(ii)    Restricted Stock. The Committee may grant or offer for sale Awards of Restricted Stock, alone or in tandem with other Awards, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.
(A)    The Committee will determine the price, if any, to be paid by the Grantee for each share of Restricted Stock.
(B)    Except as provided in the applicable Award Terms, no shares of Restricted Stock may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until the restrictions subject to the Award have lapsed in accordance with the applicable Award Terms.
(C)    Unless otherwise provided in the applicable Award Terms, a Grantee will have the right to vote and receive dividends on Restricted Stock granted under this Plan. Unless otherwise provided in the applicable Award Terms, any dividend on Restricted Stock will be retained and paid to the Grantee only upon the vesting of Restricted Stock to which the dividend is attributable.
(D)    Upon the Termination of a Grantee, Restricted Stock granted to such Grantee, including all dividends retained by the Company with respect thereto, will be forfeited, unless otherwise provided in the applicable Award Terms.
(iii)    Restricted Stock Units. The Committee may grant Restricted Stock Units, alone or in tandem with other Awards, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.
(A)    Subject to the requirements of Section 409A, Restricted Stock Units may provide the Grantee with the right to receive dividend equivalents with respect to Stock subject to the Award on such terms and conditions as determined by the Committee and provided in the applicable Award Terms. Unless otherwise provided in the applicable Award Terms, any dividend equivalent on Restricted Stock Units will be retained and paid to the Grantee only upon the vesting of the Restricted Stock Units to which the dividend equivalent is attributable.
(B)    Upon the Termination of a Grantee, Restricted Stock Units granted to such Grantee, including all dividend equivalents retained by the Company with respect thereto, will be forfeited, unless otherwise provided in the applicable Award Terms.
(iv)    Other Stock-Based Awards and Cash-Based Awards. The Committee may grant Other Stock-Based Awards and Cash-Based Awards, alone or in tandem with other Awards, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.
(c)    Change in Control. Unless otherwise provided in the applicable Award Terms:
(i)    Continuation/Assumption/Substitution of Awards. With respect to each outstanding Award that is continued, assumed or substituted in connection with a Change in Control:
(A)    As of the date of the Change in Control, any outstanding Awards subject to the achievement of Performance Goals will be deemed to be achieved as of the date of the Change in Control at the target performance level with respect to all open performance periods (unless the Committee determines to apply a higher achievement level) and will cease to be subject to any further performance conditions, but will continue to be subject to any period of continued service following the Change in Control in accordance with the applicable vesting date(s) set forth in the applicable Award Terms.
(B)    If the Grantee is Terminated by any member of the Company Group without Cause or resigns with Good Reason, in either case, within 18 months following such Change in Control, then each Award granted prior to a Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, (i) in the case of Awards other than Options and SARs, will be settled as soon as reasonably practicable, but in no event later than 10 days following the Grantee’s Termination, and (ii) in the case of Options and SARs, will become fully exercisable throughout their respective Terms.
However, in the case of Awards other than Options and SARs, if the Change in Control does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A, and if the Company determines the Award constitutes deferred compensation subject to Section 409A, then the Company will pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A), but in no event more than 90 days following the scheduled payment date.
(ii)    No Continuation/Assumption/Substitution of Awards. With respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control:
(A)    As of the date of the Change in Control, any outstanding Awards subject to the achievement of Performance Goals will be deemed to be achieved as of the date of the Change in Control at the target performance level with respect to all open performance periods (unless the Committee determines to apply a higher achievement level).
(B)    Immediately prior to the occurrence of the Change in Control, each Award granted prior to a Change in Control (i) that is not an Option or SAR will become fully vested (including the lapsing of all restrictions and conditions) and settled as soon as reasonably practicable, but in no event later than 10 days following the date of the Change in Control and (ii) that is an Option or SAR will be deemed exercised in full.
However, in the case of Awards other than Options and SARs, if the Change in Control does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A, and if the Company determines the Award constitutes deferred compensation subject to Section 409A, then the Company will pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A), but in no event more than 90 days following the scheduled payment date.
(iii)    Continued/Assumed/Substituted. For purposes of this Section, an Award will be considered continued, assumed or substituted if, following the Change in Control, the Award (A) is based on shares of common stock that are traded on an established U.S. securities market; (B) provides the Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable to such Award, including an identical or better exercise or vesting schedule and methods of payment; and (C) has substantially equivalent economic value (intrinsic value in the case of an Option or SAR) to such Award (determined on the date of the Change in Control).

(iv)    Cashout of Awards. Notwithstanding any other provision of this Plan, the Committee may provide that any outstanding Award that is not continued, assumed or substituted in connection with a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A, will, immediately upon the occurrence of a Change in Control, be canceled in exchange for a payment in cash or securities equal to the value of the Award (where in the case of Options and SARs, the value of such Awards, if any, is equal to their intrinsic value, if any, as determined by the Committee). Without limiting the generality of the foregoing, in the event that the consideration paid per share in the Change in Control is less than or equal to the exercise price, base price or purchase price per share of an Award, then the Committee may cancel such Award without any consideration upon the occurrence of a Change in Control.
7.    GENERAL PROVISIONS.
(a)    Heirs and Successors. The terms of this Plan will be binding upon, and inure to the benefit of, the Company and its successors and assigns.
(b)    Transferability. Awards granted under this Plan may not be assigned, transferred or otherwise encumbered or disposed of, except (i) as designated by the Grantee by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Committee. Any assignment, transfer, encumbrance or disposition in violation of the provisions of this Section will be null and void. If any rights exercisable by a Grantee or benefits deliverable to a Grantee under any Award Terms have not been exercised or delivered, respectively, at the time of the Grantee’s death, such rights will be exercisable by and benefits delivered to the Designated Beneficiary in accordance with the provisions of the applicable Award Terms and this Plan. All Options and SARs will be exercisable, subject to the terms of this Plan, only by the Grantee or any person to whom such Option or SAR is transferred pursuant to this Section, it being understood that the term Grantee will include such transferee for purposes of the exercise provisions contained herein.
(c)    No Right to Continued Employment. Nothing in this Plan, any Award Terms or other agreement entered into between a Grantee and any member of the Company Group will confer upon any Grantee the right to (i) continue in the employ or service of any member of the Company Group, (ii) be entitled to any remuneration or benefits not set forth in this Plan, any Award Terms or other written agreement or (iii) interfere with or limit in any way the right of any member of the Company Group to terminate such Grantee’s employment or service (for any reason or no reason).
(d)    No Implied Rights. Neither a Grantee nor any other Person will, by reason of participation in this Plan or otherwise, acquire any right in or title to any assets, funds or property of the Company Group whatsoever, including any specific funds, assets, or other property which any member of the Company Group may set aside in anticipation of a liability under this Plan. A Grantee will only have the rights of a general unsecured creditor of the Company and nothing contained in this Plan will constitute a guarantee that the assets of the Company will be sufficient to pay any benefits to any Person.
(e)    Taxes. Any member of the Company Group is authorized to withhold from any Award and any payment relating to any Award, including from a delivery of Stock, the maximum applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements (collectively, “Taxes”) arising from the grant, vesting, delivery and/or exercise of such Award, and to take such other action as the Committee may deem advisable to enable the Company and the Grantee to satisfy obligations for Taxes. In the cases of (i) delivery of Stock on vesting of a Restricted Stock Unit or the exercise of an Option or SAR and (ii) vesting of Restricted Stock, the Company will withhold from the delivery or vesting the number of shares of Stock having a Fair Market Value equal to the applicable Taxes. Notwithstanding the foregoing, subject to the approval of the Committee (which may be evidenced by the Award Terms), Grantees may elect to (i) pay Taxes in cash and/or Stock or (ii) irrevocably authorize a third party to sell shares of Stock (or a sufficient portion of the shares) held by the Grantee to remit to the Company a sufficient portion of the sale proceeds to pay Taxes; provided that such method will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules in satisfaction of a Grantee’s Tax obligations.
(f)    Shareholder Approval; Amendment and Termination. This Plan will take effect on the Effective Date. The Committee may amend, alter or discontinue this Plan or any outstanding Awards, but no amendment, alteration or discontinuation will be made that would (i) impair the rights of a Grantee under any outstanding Awards without such Grantee’s consent or (ii) require shareholder approval under applicable law or under the rules of any stock exchange on which Stock is then listed (unless such shareholder approval is obtained). Unless earlier terminated by the Committee pursuant to the provisions of this Plan, this Plan will terminate on the tenth anniversary of the Effective Date. No Awards will be granted under this Plan after such termination date; provided that Awards granted prior to such termination date will continue in effect following such termination date in accordance with their terms.
(g)    No Rights to Awards; No Shareholder Rights; Waiver of Claims. No individual will have any claim to be granted an Award and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award will have no rights as a shareholder with respect to any shares covered by the Award until the date of the issuance of such shares. In consideration of a Grantee’s receipt of any Award, the Grantee expressly waives any right to contest the amount of any Award; any Award Terms; any determination, action or omission by the Committee or the Board; or any amendment to this Plan or any Award Terms (other than an amendment to this Plan or any Award Terms to which the Grantee’s consent is expressly required by the applicable Award Terms or this Plan). Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between any member of the Company Group and any Grantee. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.
(h)    No Fractional Shares. No fractional shares of Stock will be issued or delivered with respect to any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.
(i)    Regulations and Other Approvals.
(i)    The obligation of the Company to sell or deliver Stock with respect to any Award granted under this Plan will be subject to all applicable laws and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(ii)    Each Award is subject to the requirement that, if at any time the Committee determines that the listing, registration or qualification of Stock issuable pursuant to this Plan is required by any securities exchange or under applicable laws, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award will be granted or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
(iii)    In the event that the disposition of Stock acquired pursuant to this Plan is not covered by a then-current registration statement under the Securities Act of 1933 (the “Securities Act”), and is not otherwise exempt from such registration, such Stock will be restricted against transfer to the extent required by the Securities Act, and the Committee, as applicable, may cause appropriate legends to be inscribed on the applicable stock certificates or appropriate restrictions to be evidenced if such stock is held in book-entry form, and/or to require a Grantee to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with an intent to distribute.
(j)    Section 409A. All Awards made under this Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all Awards made under this Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Committee will have the full authority to give effect to the intent of the prior sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between this Plan and a provision of any Award or Award Terms, this Plan will govern.

(i)    Notwithstanding anything contained herein to the contrary, to the extent any Award made under this Plan constitutes “deferred compensation” subject to Section 409A, in each case to the extent required to comply with Section 409A:
(A)    the Grantee will not be considered to have terminated employment or service with any member of the Company Group for purposes of this Plan and no payment will be due to the Grantee until the Grantee would be considered to have incurred a “separation from service” from any member of the Company Group within the meaning of Section 409A;
(B)    for purposes of determining whether the Grantee has experienced a separation from service from the Company Group within the meaning of Section 409A, “Subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest (within the meaning of Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations) in another corporation or other entity in the chain, ending with such corporation or other entity;
(C)    any payment due upon a Change in Control will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;
(D)    any payment to be made with respect to such Award in connection with the separation from service from any member of the Company Group (within the meaning of Section 409A) to a Grantee who is a “specified employee” (as defined in Section 409A), and any other payment that would be subject to the limitations in Section 409A(a)(2)(B), will be delayed until the first business day after the date that is six months following such separation from service (or death, if earlier) to the extent necessary to avoid the imposition of any individual tax and penalty interest charges imposed under Section 409A;
(E)    if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s

right to the dividend equivalents will be treated separately from the right to other amounts under the Award;
(F)    each amount to be paid or benefit to be provided under this Plan will be construed as a separate identified payment for purposes of Section 409A; and
(G)    in no event will a Grantee, directly or indirectly, designate the calendar year in which a payment is made except in accordance with Section 409A.
(ii)    The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment or benefit. The Grantee will be solely responsible for payment of any taxes and penalties incurred under Section 409A in connection with any Award. The Company Group and any of their respective officers, directors, employees and service providers (other than Grantees with respect to their own Awards) will have no liability for adverse consequences under Section 409A.
(k)    Recoupment. Awards will be subject to any clawback or recapture policy that any member of the Company Group may adopt from time to time to the extent provided in such policy or as required by law and, in accordance with such policy or law, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.
(l)    Prohibition on Repricing. In no event will the exercise price or base price with respect to an Option or SAR be reduced following the grant of such Award, nor will an Option or SAR be replaced with an Award that has a lower exercise price or base price, another type of Award or cash payment, in each case, without shareholder approval.
(m)    Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Stock (or cash or other property) under this Plan or any Award Terms any outstanding amounts (including travel and entertainment or advance account balances, loans, repayment or clawback obligations under any Awards or this Plan or amounts repayable to any member of the Company Group pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A, the Committee will have no right to offset against its obligation to deliver Shares (or cash or other property) under this Plan or the applicable Award Terms if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

(n)    Severability. If any of the provisions of this Plan or any Award Terms is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable. This Plan, any Award Terms and any provisions relating to equity-based awards set forth in an employment or engagement agreement between a Grantee and any member of the Company Group (if any) contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.
(o)    Governing Law. This Plan and all determinations made and actions taken pursuant hereto will be governed by the laws of the State of New York without giving effect to its conflict of laws principles.